UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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EXXON MOBIL CORPORATION

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ENERGY FACTOR CONTENT

Title: Smart technologies for a smart refinery

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From voice recognition to machine learning, ExxonMobil’s chemical and refining plants are installing a number of “smart technology upgrades” targeted at reducing emissions and increasing energy efficiency. In particular, these technologies take aim at increasing energy efficiencies in manufacturing and have the potential to help ExxonMobil meet its 2025 emission reduction plans, a key step in aligning with the goals of the Paris Agreement.

Engineers and technology experts at ExxonMobil are applying the latest in assistance software, including artificial intelligence, to improve manufacturing efficiencies at the company’s chemical and refining plants. Similar to a driver turning on their GPS to navigate traffic or a homeowner using a smart thermostat to keep their home at the perfect temperature, plant operators at ExxonMobil’s Baton Rouge and Baytown refineries are piloting new, intelligent tools able to recommend more ideal operating conditions or isolate a an improvement needed in their complex decision making. These advancements could decrease energy use and reduce greenhouse gas emissions.

Here are three advancements being developed or piloted around the world to revolutionize energy and chemicals production.

1.	What’s that in the sky? Cognitive “Computer Vision” can tell us.

Imagine a computer program able to detect and reduce visible emissions, like particulate matter. Engineers have turned this bold idea into a reality with Cognitive “Computer Vision,” a program that provides chemical plant operators with the big data-powered ability to “see” and reduce visible emissions from flares by improving operating conditions. The technology will play a part in helping ExxonMobil reduce visible emissions from flares, as well as potential greenhouse gas emissions.

2.	Meet Sofia, ExxonMobil’s Intelligent Operations Assistant.

Each day, smart assistant Sofia, Greek for “wisdom”, scours and analyzes vast quantities of data, things like crude oil production rate and plant unit pressure, to help refineries operate efficiently by producing more with less energy and hence reducing emissions in the process.

Powered by artificial intelligence (AI) and voice recognition software, Sofia supports operators in the control room by helping them optimize daily production of high value fuels and chemicals. As such, by asking Sofia some pointed questions, operators can locate a piece of equipment not functioning at its best, such as a distillation unit not operating at its optimal temperature. It can also detect opportunities to speed up production. And most importantly, Sofia is self-learning, meaning that the more it assists operators, the better and more sophisticated it becomes at answering their questions.

3.	Follow the “SmartLane” Artificial Intelligence guide.

Manufacturing essential feedstock for products like face masks, surgical gowns and hand sanitizer require quick adjustments to maintain the optimal temperature and the speed of chemical reactions in real time. That’s why ExxonMobil engineers developed “SmartLane.” Much like a GPS guides drivers to the most direct route, while avoiding traffic slowdowns, so too does SmartLane – except instead of calculating routes, it shows operators the optimal levels of a chemical ingredient needed to manufacture a specific product. The result is an energy efficient plant where consistently optimal operations can save energy and time, which ultimately have the potential to reduce ExxonMobil’s GHG emissions footprint as compared to current operations.

Cutting down global emissions will take a portfolio of innovations, including scaled up carbon capture and storage, lower emission biofuels and energy-efficient technologies. Smart devices like Computer Vision, Sofia and Smart Lane are part of this complex effort and are providing operators with the critical tools they need to do much more with much less. In doing so, these tools are becoming one more part of the solution energy-efficient manufacturing.

Staging link: https://energyfactor.exxonmobil.com/?p=23993&preview=1&_ppp=119ff2dbec

EF NEWSLETTER

EF Newsletter Copy (220-250 characters)

Engineers are developing advanced smart devices that use artificial intelligence (AI), machine learning and more to revolutionize operations across ExxonMobil. Here are three big data tools to support operators, improve efficiency and reduce emissions compared to existing manufacturing practices.

Proxy Disclaimer:

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.

SOCIAL MEDIA CONTENT

Post Copy A: Refineries and chemical plants are getting “smart” technology upgrades to help operators work more efficiently — saving energy and reducing emissions compared to current operations. See how the cognitive “Computer Vision” program helps our operators better identify emissions. [link to EF] [GIF #1]

Post Copy A: Across our operations, we’re making “smart” upgrades to equipment and developing new tools that help reduce energy use and emissions footprint. Learn how big data can help improve manufacturing efficiencies. [Link to EF]

Post Copy B: Across our operations, we’re making “smart” upgrades to equipment and developing new tools that improve operator safety and manufacturing efficiencies. The “Smart Lane” artificial intelligence program works similar to a GPS, optimizing procedures for operators and reducing energy use in the process. [Link to EF] [GIF #3]

Post Copy A: Meet Sofia, an intelligent operating assistant that scours and analyzes vast quantities of data, like crude oil output and atmospheric pressure, to help operators work more efficiently and reduce emissions. [Link to EF]

Post Copy B: Meet Sofia, an intelligent operating assistant that scours and analyzes vast quantities of data, like crude oil output and atmospheric pressure, to help operators work more efficiently and reduce emissions. Learn more. [link to EF]

IG Story (See script below)

Social IG Video	View IG story here

IG Video Copy/Supers

Frame 1: We’re making “smart” technology upgrades across our operations to help save energy and reduce emissions.

Frame 2-4: Sofia, an intelligent operating assistant, scours and analyzes vast amounts of data at some of our manufacturing sites.

Frame 5-7: Our “Computer Vision” program will help manufacturing facilities better identify and reduce visible emissions

Frame 8-10: And our “Smart Lane” AI program shows operators a more efficient way to run facilities.

End Frame: Swipe to learn more + logo + legal language

NATIVE CONTENT
Newsletter Lead Gen [1200x628 or 1200x1200] — Ad Copy (must mention newsletter)

Headline/CTA 1 (40 Characters max): Learn more in our newsletter

Description 1 (90 Char. max): See how we’re introducing “smart” technologies throughout our operations

Headline/CTA 2 (40 Characters max): Read our newsletter

Description 2 (90 Char. max): See how we’re improving efficiency and reducing greenhouse gas emissions at our operations

Newsletter Lead Gen [1200x628 or 1200x1200] — Lead form copy (must mention newsletter)	Headline/CTA (30 characters max): Our smart technology upgrades Description (200 char max): Read our newsletter to see how we’re improving efficiency at our operations

Native headlines (35-45 characters)

1. Smart technology for manufacturing efficiency

2. Smart assistants for smart manufacturing

3. Smart technology that reduces emissions

4. Reducing emissions with artificial intelligence

5. 3 smart technologies for energy efficiency

MSAN

Short Headline (Max 25 Characters): Creating smart tools

Long Headline (Max 90 Characters): Using AI and machine learning to reduce emissions at refineries

Ad Text (90 Characters): Find out how new smart technologies are supporting operators and reducing emissions

Discovery Ads

Headlines [40 characters each]:

1. Creating smart tools for operators

2. Developing smart devices for refineries

3. Smart technologies that reduce emissions

4. 3 new smart tools to reduce emissions

5. Bringing AI to manufacturing

Description [90 characters each]:

1. From voice recognition to machine learning, refineries are getting a smart upgrade.

2. Artificial intelligence, machine learning and more tools to help reduce emissions.

3. Reducing manufacturing emissions with the help of advanced technologies.

4. Smart tools are guiding operators and reducing emissions in the process.

5. Operators are able to reduce emissions and work efficiently with these innovations.

CTA: Learn more here.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.

END OF DOCUMENT